Execution Copy

AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made as of April 4, 2008, by and among CGM Trust, a Massachusetts business trust (the “Successor Entity”), with its principal place of business at One International Place, Boston, Massachusetts 02110, on behalf of its series CGM Focus Fund (the “Successor Fund”), CGM Capital Development Fund, a Massachusetts business trust (the “Predecessor Entity”), with its principal place of business at One International Place, Boston, Massachusetts 02110, and, solely for purposes of paragraph 10.2 hereof, Capital Growth Management L.P. (“CGM”).

     WHEREAS, the Predecessor Entity is an open-end management investment company registered pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”);

     WHEREAS, this Agreement is intended to be and is adopted, with respect to the Predecessor Entity and the Successor Fund as a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

     WHEREAS, the contemplated reorganization for the Predecessor Entity and the Successor Fund (the “Reorganization”) will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Predecessor Entity to the Successor Fund in exchange solely for (a) shares of beneficial interest of the Successor Fund (“Successor Fund Shares”) corresponding to the outstanding shares of beneficial interest of the Predecessor Entity (“Predecessor Entity Shares”), as described herein and (b) the assumption by the Successor Fund of all liabilities of the Predecessor Entity, and (2) the subsequent distribution of the Successor Fund Shares (which shall then constitute all of the assets of the Predecessor Entity) to the shareholders of the Predecessor Entity and the termination of the Predecessor Entity, as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement;

     WHEREAS, following the Reorganization, the Predecessor Entity will deregister as an investment company in accordance with the rules of the Securities and Exchange Commission (the “Commission”);

     WHEREAS, following the effective date of its deregistration, the Predecessor Entity shall voluntarily dissolve in accordance with Massachusetts law;

     WHEREAS, the Board of Trustees of the Successor Entity (the “Successor Entity Board”) has determined, with respect to the Successor Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Predecessor Entity for Successor Fund Shares and the assumption of all liabilities of the Predecessor Entity by the Successor Fund is in the best interests of the Successor Fund and its shareholders; and

     WHEREAS, the Board of Trustees of the Predecessor Entity (the “Predecessor Entity Board,” and each Trustee, a “Board Member”) has determined, with respect to the Predecessor Entity, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Predecessor Entity for Successor Fund Shares and the assumption of all liabilities of the Predecessor Entity by the Successor Fund pursuant to this Agreement is in the best interests of the Predecessor Entity and its shareholders and that the interests of the existing shareholders will not be diluted as a result of this transaction;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. THE REORGANIZATION

     1.1 Subject to requisite approvals and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Predecessor Entity agrees to sell, assign, convey, transfer and deliver all of the Predecessor Entity’s property and assets, as set forth in paragraph 1.2, to the Successor Fund, and the Successor Entity, on behalf of the Successor Fund, agrees in exchange therefor: (a) to deliver to the Predecessor Entity the number, determined in accordance with paragraph 1.3, of full and fractional Successor Fund Shares corresponding to Predecessor Entity Shares as of the time and date set forth in paragraph 3.1; and (b) to assume all liabilities of the Predecessor Entity, as set forth in paragraph 1.2. Such transactions shall take place on a closing date as provided for in paragraph 3.1 (the “Closing Date”).

     1.2 The property and assets of the Predecessor Entity, to be sold, assigned, conveyed, transferred and delivered to and acquired by the Successor Entity, on behalf of the Successor Fund, shall consist of all assets and property of every kind and nature of the Predecessor Entity, including, without limitation, all rights, receivables (including dividend, interest and other receivables), cash, cash equivalents, claims (whether absolute or contingent, known or unknown), securities, commodities and futures interests, good will and other intangible property, any deferred or prepaid expenses and all interests, rights, privileges and powers (collectively, “Assets”). The Successor Entity, on behalf of the Successor Fund, shall assume all of the liabilities and obligations of the Predecessor Entity, including, without limitation, all indemnification obligations of the Predecessor Entity with respect to the current and former Board Members and officers of the

2

Predecessor Entity, whether accrued or contingent, known or unknown, existing at the Valuation Date (as defined in Section 2) (collectively, “Liabilities”). The Predecessor Entity will sell, assign, convey, transfer and deliver to the Successor Entity, on behalf of the Successor Fund, any rights, stock dividends or other securities received by the Predecessor Entity after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends and other securities shall be deemed included in the property and assets transferred to the Successor Entity, on behalf of the Successor Fund, at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Predecessor Entity acquired by the Successor Entity, on behalf of the Successor Fund.

     1.3 Immediately following the actions contemplated by paragraph 1.1, the Predecessor Entity shall take such actions necessary to complete the Reorganization. To complete the Reorganization, the Predecessor Entity shall (a) distribute to its shareholders of record with respect to the Predecessor Entity Shares as of the Closing Date (the “Predecessor Entity Shareholders”), on a pro rata basis, the Successor Fund Shares received by the Predecessor Entity pursuant to paragraph 1.1, in complete redemption of such Predecessor Entity Shares, and (b) terminate and dissolve in accordance with applicable Massachusetts law. Such distribution and redemption shall be accomplished by the transfer of the Successor Fund Shares then credited to the account of the Predecessor Entity on the books of the Successor Fund to open accounts on the share records of the Successor Fund in the names of the Predecessor Entity Shareholders, and the cancellation of all issued and outstanding Predecessor Entity Shares on the books of the Predecessor Entity. The aggregate net asset value of Successor Fund Shares to be delivered and so credited to the Predecessor Entity under paragraph 1.1 and then distributed by the Predecessor Entity to the Predecessor Entity Shareholders under this paragraph 1.3 shall be equal to the aggregate net asset value of the Predecessor Entity Shares owned by Predecessor Entity Shareholders on the Closing Date. The Successor Fund shall not issue certificates representing any Successor Fund Share in connection with such exchange.

     1.4 Ownership of Successor Fund Shares will be shown on the books of the Successor Fund’s transfer agent.

     1.5 Any regulatory reporting responsibility of the Predecessor Entity, including, but not limited to, the responsibility for filing regulatory reports or other documents with the Commission, any state securities commission, or any other relevant regulatory authority (but excluding the filing of any tax returns), is and shall remain the responsibility of the Predecessor Entity.

     1.6 As promptly as practicable following the Reorganization, the Predecessor Entity will take all necessary action to effect its deregistration as an investment company in accordance with the rules and regulations of the Commission and shall subsequently voluntarily dissolve in accordance with the requirements of Massachusetts law.

3

2. VALUATION

     The value of the Assets and the amount of the Liabilities of the Predecessor Entity shall be determined as of the time for calculation of its net asset value as set forth in the then-current prospectus for the Predecessor Entity, and after the declaration of any dividends by the Predecessor Entity, on the Closing Date (such time and date being hereinafter called the “Valuation Date”), computed using the valuation procedures established by the Predecessor Entity Board. All computations of value and amounts shall be made by the fund accountant for the Predecessor Entity. The net asset value of Successor Fund Shares shall be determined as of the time for calculation of its net asset value as set forth in the then-current prospectus for the Successor Fund, and after the declaration of any dividends on behalf of the Successor Fund, on the Closing Date (such time and date being hereinafter called the “Valuation Date”), computed using the valuation procedures established by the Successor Entity Board. All computations of value and amounts shall be made by the fund accountant for the Predecessor Entity or the Successor Fund, as applicable.

3. CLOSING AND CLOSING DATE

     3.1 Subject to the terms and conditions set forth herein, the Closing Date with respect to the Reorganization shall be June 27, 2008, or such other date as the parties may agree. All acts taking place at the closing of the Reorganization as provided for in this Agreement (the “Closing”) shall be deemed to take place simultaneously as of the “close of business” on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:01 p.m., Eastern time, or such later time on that date as the Predecessor Entity’s net asset value and the Successor Fund’s net asset value are calculated in accordance with Section 2 and after the declaration of any dividends. The Closing shall be held at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110 or at such other time and/or place as the parties may agree.

     3.2 The Predecessor Entity shall direct State Street Bank and Trust Company (“State Street”) to transfer ownership of the Assets from the accounts of the Predecessor Entity that State Street maintains as custodian for the Predecessor Entity to the accounts of the Successor Fund that State Street maintains as custodian for the Successor Fund and to deliver to the Successor Fund, at the Closing, a certificate of an authorized officer stating that (i) the Assets of the Predecessor Entity have been so transferred as of the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets of the Predecessor Entity, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

4

     3.3 The Predecessor Entity shall direct Boston Financial Data Services, Inc., in its capacity as transfer agent for the Predecessor Entity, to deliver to the Successor Entity at the Closing of the Reorganization a certificate of an authorized officer stating that its records contain the name and address of each Predecessor Entity Shareholder and the number and percentage ownership of each outstanding Predecessor Entity Share owned by each such shareholder immediately prior to the Closing. The Successor Fund shall deliver to the Secretary of the Predecessor Entity a confirmation evidencing that (a) the appropriate number of Successor Fund Shares have been credited to the Predecessor Entity’s account on the books of the Successor Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.3, and (b) the appropriate number of Successor Fund Shares have been credited to the accounts of the Predecessor Entity Shareholders on the books of the Successor Fund pursuant to paragraph 1.3. At the Closing, each party shall deliver to the other party such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as the other party or its counsel may reasonably request.

     3.4 In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Predecessor Entity (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Predecessor Entity is impracticable (in the judgment of the Predecessor Entity Board), the Closing Date with respect to the Reorganization shall be postponed until the first Friday (that is also a business day) after the day when trading shall have been fully resumed and reporting shall have been restored.

4. REPRESENTATIONS AND WARRANTIES

     4.1 Except as has been fully disclosed to the Successor Entity in Schedule 4.1 of this Agreement, the Predecessor Entity represents and warrants to the Successor Entity and the Successor Fund as follows: (a) The Predecessor Entity is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with power under the Predecessor Entity’s Declaration of Trust, as amended (the “Predecessor Entity Charter”), to own all of its Assets and to carry on its business as it is being conducted as of the date hereof. The Predecessor Entity is duly qualified to do business as a foreign trust in each jurisdiction in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, net assets or results of operations of the Predecessor Entity. The Predecessor Entity has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.1(c) .

5

     (b) The Predecessor Entity is a registered open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of each Predecessor Entity Share under the Securities Act of 1933, as amended (the “1933 Act”), is in full force and effect.

     (c) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Predecessor Entity of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.

     (d) The current prospectus and statement of additional information of the Predecessor Entity (true and correct copies of which have been delivered to the Successor Entity) and each prospectus and statement of additional information of the Predecessor Entity used during the three (3) years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (e) On the Closing Date, the Predecessor Entity will have good and marketable title to the Assets and full right, power and authority to sell, assign, convey, transfer and deliver the Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for the Assets, the Successor Entity, on behalf of the Successor Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the 1933 Act.

     (f) The Predecessor Entity is not engaged currently, and the execution, delivery and performance of this Agreement by the Predecessor Entity will not result, in a material violation of Massachusetts law or of the Predecessor Entity Charter or the by-laws of the Predecessor Entity, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Predecessor Entity is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Predecessor Entity will not result in the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Predecessor Entity is a party or by which it is bound.

     (g) All material contracts or other commitments of the Predecessor Entity (other than this Agreement, certain investment contracts, including options, futures, swaps and forward contracts, the indemnification agreements of the current and former Board Members of the Predecessor Entity, and those contracts listed in Schedule 4.1) will terminate without liability to the Predecessor Entity on or prior to the Closing Date. Each contract listed in Schedule 4.1 is a valid, binding and enforceable obligation of the Predecessor Entity and, to the Predecessor Entity’s knowledge, the other parties thereto (assuming due authorization, execution and delivery by the other parties thereto) and the assignment by the Predecessor Entity to the Successor Entity of each such contract will

6

not result in the termination of such contract, any breach or default thereunder by the Predecessor Entity or the imposition of any penalty thereunder.

     (h) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Predecessor Entity’s knowledge, threatened against the Predecessor Entity or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of the Predecessor Entity’s business. The Predecessor Entity is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Predecessor Entity’s business or the Predecessor Entity’s ability to consummate the transactions herein contemplated.

     (i) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments of the Predecessor Entity as at December 31, 2007, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (true and correct copies of which have been furnished to the Successor Entity) present fairly, in all material respects, the financial condition of the Predecessor Entity as of such date in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Predecessor Entity required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein.

     (j) Since December 31, 2007, there has not been any material adverse change in the Predecessor Entity’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Predecessor Entity of indebtedness for money borrowed maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph (j), a decline in net asset value per share of Predecessor Entity Shares due to declines in market values of securities held by the Predecessor Entity, the discharge of the Predecessor Entity’s liabilities, or the redemption of Predecessor Entity Shares by shareholders of the Predecessor Entity shall not constitute a material adverse change.

     (k) On the Closing Date, all federal and other tax returns, dividend reporting forms and other tax-related reports of the Predecessor Entity required by law to have been filed by such date (taking into account any extensions) shall have been filed and shall be correct in all material respects, and all taxes required to be paid by the Predecessor Entity (whether or not shown or required to be shown as due on any return) shall have been paid or provision shall have been made for the payment thereof and, to the best of the Predecessor Entity’s knowledge, no such return shall be under audit and no additional assessment of any tax shall have been proposed or asserted by any governmental authority with respect to the Predecessor Entity.

7

     (l) For each taxable year of its operation completed as of the end of the day on the Closing Date, the Predecessor Entity shall have met the requirements of Subchapter M of the Code for qualification and treatment as a “regulated investment company,” shall have elected (or shall have had in effect an election) to be treated as such, shall have been eligible to compute its federal income tax under Section 852 of the Code and (for each taxable year of its operation ended prior to the Closing Date) shall have computed its federal income tax under Section 852 of the Code.

     (m) All issued and outstanding Predecessor Entity Shares are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by the Predecessor Entity and have been offered and sold in any state, territory or the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws. All of the issued and outstanding Predecessor Entity Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of State Street, on behalf of the Predecessor Entity, as provided in paragraph 3.3. The Predecessor Entity does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Predecessor Entity Shares, nor is there outstanding any security convertible into any of the Predecessor Entity Shares.

     (n) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Predecessor Entity Board, and this Agreement constitutes a valid and binding obligation of the Predecessor Entity, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

     (o) The provisions of the Proxy Statement (as defined in paragraph 5.2) relating to the Predecessor Entity, on the date thereof and at all times prior to the conclusion of the shareholder meeting of the Predecessor Entity will (i) not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading (provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Successor Entity, on behalf of the Successor Fund, for use therein), and (ii) comply in all material respects with the provisions of the 1934 Act and the 1940 Act and the rules and regulations thereunder.

     (p) The information to be furnished by the Predecessor Entity for use in the registration statement on Form N-1A of the Successor Entity with respect to the Successor Fund and other documents filed or to be filed with any federal, state or local regulatory authority, which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

8

     4.2 Except as has been fully disclosed to the Predecessor Entity in Schedule 4.2 to this Agreement, the Successor Entity, on behalf of the Successor Fund, represents and warrants to the Predecessor Entity as follows: (a) The Successor Fund is duly established as a series of the Successor Entity, which is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with the power under the Successor Entity’s Declaration of Trust (the “Successor Entity Charter”) to own all of the Assets of the Predecessor Entity and to carry on its business as contemplated by this Agreement. The Successor Entity is duly qualified to do business as a foreign trust in each jurisdiction in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, net assets or results of operations of the Successor Entity. The Successor Entity has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement except as described in paragraph 4.2(b) .

     (b) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Successor Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.

     (c) The Successor Fund is not engaged currently, and the execution, delivery and performance of this Agreement by the Successor Entity, on behalf of the Successor Fund, will not result, in a material violation of Massachusetts law or the Successor Entity Charter or the by-laws of the Successor Entity, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Successor Entity, on behalf of the Successor Fund, is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Successor Entity, on behalf of the Successor Fund, will not result in the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Successor Entity, on behalf of the Successor Fund, is a party or by which it is bound.

     (d) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Successor Entity’s knowledge, threatened against the Successor Entity, with respect to the Successor Fund or its properties or assets, that, if adversely determined, would materially and adversely affect the Successor Fund’s financial condition or the conduct of the Successor Fund’s business. The Successor Entity, on behalf of the Successor Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Successor Fund’s business or the Successor Entity’s ability to consummate the transactions herein contemplated on behalf of the Successor Fund.

     (e) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments of the Successor Entity as at December 31, 2007, have been audited by PricewaterhouseCoopers LLP, independent

9

registered public accounting firm, and are in accordance with GAAP consistently applied, and such statements (true and correct copies of which have been furnished to the Predecessor Entity) present fairly, in all material respects, the financial condition of the Successor Entity as of such date in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Successor Entity required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein.

     (f) Upon consummation of the Reorganization, all issued and outstanding Successor Fund Shares, including those Successor Fund Shares to be delivered by the Successor Fund to the Predecessor Entity in accordance with paragraph 1.3, will be duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by the Successor Entity and will have been offered and sold in any state, territory or the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws. The Successor Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Successor Fund Shares, nor is there outstanding any security convertible into any Successor Fund Shares.

     (g) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Successor Entity Board, and this Agreement constitutes a valid and binding obligation of the Successor Entity, on behalf of the Successor Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

     (h) The information to be furnished by the Successor Entity on behalf of the Successor Fund for use in the Proxy Statement and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto. The information to be furnished by the Successor Fund for use in any registration statement of the Successor Entity with respect to the Successor Fund and other documents filed or to be filed with any federal, state or local regulatory authority, which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto, and shall not, as of the effective date of such registration statement, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not materially misleading.

     (i) The Successor Fund is a separate fund of the Successor Entity within the meaning of Section 851(g) of the Code.

     (j) For the taxable year that includes the Closing Date and for subsequent taxable periods, the Successor Entity reasonably expects that the Successor Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated

10

investment company and will be eligible to, and will, compute its Federal income tax under Section 852 of the Code.

5. COVENANTS

     The Predecessor Entity and the Successor Entity, on behalf of the Successor Fund, respectively, hereby further covenant severally, but not jointly, as follows: 5.1 The Predecessor Entity will operate its business in the ordinary course and shall comply in all material respects with all applicable laws, rules and regulations between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions and any other distribution that may be advisable.

     5.2 The Predecessor Entity will call a meeting of the shareholders of the Predecessor Entity to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein. In addition, the Predecessor Entity will prepare, file with the Commission, and deliver to the shareholders of the Predecessor Entity in connection with such meeting a proxy statement on Schedule 14A (the “Proxy Statement”) in compliance in all material respects with the provisions of the 1934 Act and the 1940 Act and the rules and regulations thereunder.

     5.3 The Successor Fund Shares to be acquired by the Predecessor Entity hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

     5.4 The Predecessor Entity will assist the Successor Fund in obtaining such information as the Successor Fund reasonably requests concerning the beneficial ownership of the Predecessor Entity Shares.

     5.5 Subject to the provisions of this Agreement, the Successor Entity, on behalf of the Successor Fund, and the Predecessor Entity each will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     5.6 The Successor Entity, on behalf of the Successor Fund, will provide to the Predecessor Entity such information regarding the Successor Fund as may be reasonably necessary for the preparation of the Proxy Statement.

     5.7 Each of the Successor Entity, on behalf of the Successor Fund, and the Predecessor Entity will use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

     5.8 The Predecessor Entity will, from time to time, as and when reasonably requested by the Successor Entity, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken

11

such further action as the Successor Entity, on behalf of the Successor Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Predecessor Entity’s title to and possession of the Successor Fund Shares to be delivered hereunder, and (b) the Successor Entity’s title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

     5.9 The Successor Entity, on behalf of the Successor Fund, will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to operate after the Closing Date (including, without limitation, an order of the Commission declaring effective the registration statement on Form N-14 filed or to be filed by the Successor Entity for the purpose of registering the Successor Fund Shares).

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PREDECESSOR ENTITY

     The obligations of the Predecessor Entity to consummate the transactions provided for herein on the Closing Date shall be subject, at the Predecessor Entity’s election, to the following conditions: 6.1 All representations and warranties of the Successor Entity, on behalf of the Successor Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

     6.2 The Successor Entity, on behalf of the Successor Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Successor Entity, on behalf of the Successor Fund, on or before the Closing Date.

     6.3 The Successor Entity, on behalf of the Successor Fund, shall have executed and delivered an assumption of the Liabilities and all such other agreements and instruments as the Predecessor Entity may reasonably deem necessary or desirable in order to vest in and confirm (a) the Predecessor Entity’s title to and possession of the Successor Fund Shares to be delivered hereunder, and (b) the Successor Entity’s assumption of all of the Liabilities and to otherwise to carry out the intent and purpose of this Agreement.

     6.4 The Successor Entity, on behalf of the Successor Fund, shall have delivered to the Predecessor Entity a certificate executed in the name of the Successor Entity, on behalf of the Successor Fund, by the Successor Entity’s President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Predecessor Entity and dated as of the Closing Date, as to the matters set forth in paragraphs 6.1 and 6.2 and as to such other matters as the Predecessor Entity shall reasonably request.

12

     6.5 The Successor Entity, on behalf of the Successor Fund, and the Predecessor Entity shall have agreed on the number of full and fractional Successor Fund Shares to be issued by the Successor Fund in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR FUND

     The obligations of the Successor Entity, on behalf of the Successor Fund, to consummate the transactions provided for herein on the Closing Date shall be subject, at the Successor Entity’s election, to the following conditions with respect to the Successor Fund: 7.1 All representations and warranties of the Predecessor Entity contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

     7.2 The Predecessor Entity shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Predecessor Entity on or before the Closing Date.

     7.3 The Predecessor Entity shall have delivered to the Successor Entity a Statement of Assets and Liabilities of the Predecessor Entity as of the Closing Date, including a schedule of investments, certified by the Treasurer of the Predecessor Entity. The Predecessor Entity shall have executed and delivered all such assignments and other instruments of transfer as the Successor Entity may reasonably deem necessary or desirable in order to vest in the Successor Fund and confirm (a) the Predecessor Entity’s title to and possession of the Successor Fund Shares to be delivered hereunder, and (b) the Successor Fund’s title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.

     7.4 The Predecessor Entity shall have delivered to the Successor Entity a certificate executed in the name of the Predecessor Entity by the Predecessor Entity’s President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Successor Entity and dated as of the Closing Date, as to the matters set forth in paragraphs 7.1 and 7.2 and as to such other matters as the Successor Entity shall reasonably request.

     7.5 The Predecessor Entity and the Successor Entity, on behalf of the Successor Fund, shall have agreed on the number of full and fractional Successor Fund Shares to be issued by the Successor Fund in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

13

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR FUND AND THE PREDECESSOR ENTITY

     If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Predecessor Entity or the Successor Entity, on behalf of the Successor Fund, the other party to this Agreement shall be entitled on behalf of itself or the Successor Fund, as applicable, at its option, to refuse to consummate the transactions contemplated by this Agreement with respect to itself and, if applicable, the Successor Fund: 8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Predecessor Entity in accordance with the provision of the Predecessor Entity Charter, the by-laws of the Predecessor Entity, and Massachusetts law, and certified copies of the resolutions evidencing such approval shall have been delivered to the Successor Entity. Notwithstanding anything herein to the contrary, neither the Successor Entity nor the Predecessor Entity may waive the condition set forth in this paragraph 8.1.

     8.2 On the Closing Date, no court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins the Predecessor Entity or the Successor Entity, with respect to the Successor Fund, from completing the transactions contemplated by this Agreement.

     8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Successor Entity or the Predecessor Entity to permit consummation, in all material respects, of the transactions contemplated with respect to the Successor Fund hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Successor Fund or the Predecessor Entity, provided that either party hereto may for itself waive any of such conditions.

     8.4 The registration statement on Form N-14 of the Successor Entity with respect to the Successor Fund Shares under the 1933 Act shall have become effective, and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending.

     8.5 The parties shall have received the opinion of Bingham McCutchen LLP, dated the Closing Date, based upon certain facts, assumptions and representations made by the Predecessor Entity, by the Successor Entity, on behalf of the Successor Fund, and by their respective authorized officers, substantially to the effect that, for federal income tax purposes: (a) the transfer to the Successor Fund of all of the assets of the Predecessor Entity in exchange solely for Successor Fund Shares and the assumption by the Successor Fund of all of the liabilities of the Predecessor Entity, followed by the distribution of such Successor Fund Shares to the shareholders of the Predecessor Entity and in complete

14

liquidation of the Predecessor Entity will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the Successor Fund and the Predecessor Entity will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code; (b) no gain or loss will be recognized by the Predecessor Entity upon the transfer of its Assets to the Successor Fund solely in exchange for the Successor Fund Shares and the assumption by the Successor Fund of all of the Liabilities, or upon the distribution of the Successor Fund Shares by the Predecessor Entity to its shareholders, except for (i) any gain or loss that may be recognized on the transfer of “section 1256 contracts” as defined in Section 1256(b) of the Code, (ii) any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (iii) any other gain that may be required to be recognized as a result of the closing of the Predecessor Entity’s taxable year; (c) the basis in the hands of the Successor Fund of the Assets of the Predecessor Entity will be the same as the basis of such Assets in the hands of the Predecessor Entity immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Predecessor Entity upon the transfer; (d) the holding periods of the Assets in the hands of the Successor Fund, other than assets with respect to which gain or loss is required to be recognized, will include in each instance the period during which the Assets were held by the Predecessor Entity; (e) no gain or loss will be recognized by the Successor Fund upon receipt of the Assets solely in exchange for the Successor Fund Shares and the assumption by the Successor Fund of the Liabilities of the Predecessor Entity; (f) no gain or loss will be recognized by the shareholders of the Predecessor Entity upon the exchange of all of their Predecessor Entity Shares solely for Successor Fund Shares as part of the Reorganization; (g) the aggregate basis of the Successor Fund Shares that each Predecessor Entity Shareholder receives in the Reorganization will be the same as the aggregate basis of his or her Predecessor Entity Shares exchanged therefor; and (h) each Predecessor Entity Shareholder’s holding period for his or her Successor Fund Shares received in the Reorganization will be determined by including the period for which he or she held the Predecessor Entity Shares exchanged therefor, provided that he or she held such Predecessor Entity Shares as capital assets on the date of the exchange. The delivery of such opinion is conditioned upon receipt by Bingham McCutchen LLP of representations it shall request of the Successor Entity and the Predecessor Entity. Notwithstanding anything herein to the contrary, neither the Successor Entity nor the Predecessor Entity may waive the condition set forth in this paragraph 8.5.

     8.6 The Successor Entity, on behalf of the Successor Fund, shall have received on the Closing Date an opinion of Bingham McCutchen LLP, in a form reasonably satisfactory to the Successor Entity, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Predecessor Entity and its authorized officers: (a) the Predecessor Entity is a business trust existing under the laws of the Commonwealth of Massachusetts; (b) the Predecessor Entity has the power as a business trust to carry on its business as an open-end investment company registered under the 1940 Act; (c) the Agreement has been duly authorized, executed and, so far as known to such counsel, delivered by the Predecessor Entity and assuming due authorization, execution and delivery of this Agreement by the Successor Entity, on behalf of the Successor Fund, constitutes a valid and legally binding obligation of the

15

Predecessor Entity, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether in a proceeding under equity or at law), provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws or as a matter of public policy; (d) the execution and delivery of this Agreement did not, and the transfer of the Assets for Successor Fund Shares and the assumption by the Successor Fund of the Liabilities pursuant to this Agreement will not, violate the Predecessor Entity Charter or the by-laws of the Predecessor Entity; (e) to the knowledge of such counsel, all regulatory or court consents, authorizations, approvals, orders or filings required to be obtained or made by the Predecessor Entity under the federal laws of the United States or the laws of the Commonwealth of Massachusetts for the transfer of the Assets for Successor Fund Shares and the assumption by the Successor Fund of the Liabilities pursuant to this Agreement have been obtained or made, except such as may be required under state securities or blue sky laws as to which such counsel need express no opinion; and (f) to the knowledge of such counsel, and without any independent investigation, other than as disclosed on the schedule provided by the Predecessor Entity pursuant to paragraph 4.1 of the Agreement, the Predecessor Entity is not subject to any litigation or administrative proceeding that could reasonably be expected to have a materially adverse effect on the operations of the Predecessor Entity. Such opinion may state that it is solely for the benefit of the Successor Entity and the Successor Entity Board. Such opinion may contain such assumptions and limitations as shall be in the opinion of Bingham McCutchen LLP appropriate to render the opinions expressed therein.

     8.7 The Predecessor Entity shall have received on the Closing Date an opinion of Bingham McCutchen LLP, in a form reasonably satisfactory to the Predecessor Entity, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Successor Entity, on behalf of the Successor Fund, and its authorized officers: (a) the Successor Entity is a business trust validly existing under the laws of the Commonwealth of Massachusetts; (b) the Successor Entity, with respect to the Successor Fund, has the power as a business trust to carry on its business as an open-end investment company registered under the 1940 Act; (c) this Agreement has been duly authorized, executed and, so far as known to such counsel, delivered by the Successor Entity, on behalf of the Successor Fund, and assuming due authorization, execution and delivery of this Agreement by the Predecessor Entity, constitutes a valid and legally binding obligation of the Successor Entity, on behalf of the Successor Fund, enforceable against the Successor Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether in a proceeding under equity or at law), provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws or as a matter of public

16

policy; (d) the execution and delivery of this Agreement did not, and the issuance of the Successor Fund Shares and the assumption of the Liabilities in exchange for the transfer of the Assets pursuant to this Agreement will not, violate the Successor Entity Charter or the by-laws of the Successor Entity; (e) to the knowledge of such counsel, all regulatory or court consents, authorizations, approvals, orders or filings required to be obtained or made by the Successor Entity, on behalf of the Successor Fund, under the federal laws of the United States or the laws of the Commonwealth of Massachusetts with respect to the issuance of the Successor Fund Shares in exchange for the transfer of the Assets and the assumption of the Liabilities pursuant to this Agreement have been obtained or made, except such as may be required under state securities or blue sky laws, as to which such counsel need express no opinion; and (f) to the knowledge of such counsel, and without any independent investigation, other than as disclosed on the schedule provided by the Successor Entity pursuant to paragraph 4.2 of the Agreement, the Successor Fund is not subject to any litigation or administrative proceeding that could reasonably be expected to have a materially adverse effect on the operations of the Successor Fund. Such opinion may state that it is solely for the benefit of the Predecessor Entity and the Predecessor Entity Board. Such opinion may contain such assumptions and limitations as shall be in the opinion of Bingham McCutchen LLP appropriate to render the opinions expressed therein.

9. INDEMNIFICATION

     9.1 The Successor Entity, out of the Successor Fund’s assets and property (including any amounts paid to the Successor Fund pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the Predecessor Entity and its Board Members and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Predecessor Entity may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Successor Entity, on behalf of the Successor Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement, or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Successor Entity or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Successor Entity is not (i) in violation of applicable law, or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

     9.2 The Predecessor Entity, out of its assets and property (including any amounts paid to the Predecessor Entity pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the Successor Entity and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Successor Fund may

17

become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Predecessor Entity of any of its representations, warranties, covenants or agreements set forth in this Agreement, or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Predecessor Entity or its Board Members or officers prior to the Closing Date, provided that such indemnification by the Predecessor Entity is not (i) in violation of applicable law, or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10. BROKERAGE FEES AND EXPENSES

     10.1 The Successor Entity, on behalf of the Successor Fund, and the Predecessor Entity represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     10.2 CGM will pay the proxy solicitation, mailing, printing costs and all other costs and expenses attributable to the Reorganization. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code or would prevent the Reorganization from qualifying as a tax-free reorganization.

11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     11.1 The Successor Entity and the Predecessor Entity agree that neither party has made any representation, warranty or covenant, on behalf of itself or, in the case of the Successor Entity, on behalf of the Successor Fund, not set forth herein and that this Agreement constitutes the entire agreement between the parties.

     11.2 The covenants to be performed after the Closing by both the Successor Entity and the Predecessor Entity, and the obligations of the Successor Entity, on behalf of the Successor Fund, in Section 9, shall survive the Closing. All other representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.

12. TERMINATION

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned with respect to the Successor Fund or the Predecessor Entity at any time prior to the Closing Date with respect to the Reorganization by resolution of the Successor Entity Board or the Predecessor Entity Board, as applicable, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to the Successor Fund or the Predecessor Entity, respectively. The termination of this Agreement with respect to

18

the Predecessor Entity or the Successor Fund shall not affect the continued effectiveness of this Agreement with respect to the rights and obligations of any party in respect of any breach of this Agreement occurring prior to such termination.

13. AMENDMENTS

     This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of Predecessor Entity and the Successor Entity; provided, however, that following the meeting of the Predecessor Entity Shareholders called by the Predecessor Entity pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Successor Fund Shares to be issued to Predecessor Entity Shareholders under this Agreement to the detriment of such shareholders without their further approval.

14. NOTICES

     Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed to the Successor Entity or the Predecessor Entity, at its address set forth in the preamble to this Agreement, in each case to the attention of its President.

15. HEADINGS; COUNTERPARTS; GOVERNING LAW; SEVERABILITY;
ASSIGNMENT; LIMITATION OF LIABILITY

15.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3 This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts.

15.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this
Agreement.

15.5 The warranties, representations and agreements contained in this
Agreement made by the Successor Entity, on behalf of the Successor Fund, are made on a

19

several (and not joint, or joint and several) basis with any other series of the Successor Entity.

     15.6 The Predecessor Entity Charter and Successor Entity Charter are on file with the Secretary of State of the Commonwealth of Massachusetts. Consistent with the Predecessor Entity Charter and the Successor Entity Charter, the obligations of the Predecessor Entity and Successor Entity with respect to any Predecessor Entity or Successor Fund entered into in the name or on behalf of the Predecessor Entity or Successor Entity, as applicable, by any of its Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Predecessor Entity or Successor Entity, as applicable, personally, but bind only the assets of the Predecessor Entity or Successor Entity, as applicable, belonging to the applicable Predecessor Entity or Successor Fund, and all persons dealing with any series or funds of the Predecessor Entity or Successor Entity, as applicable, must look solely to the assets of the Predecessor Entity or Successor Entity, as applicable, belonging to such series or fund for the enforcement of any claims against the Predecessor Entity or Successor Entity, as applicable.

[Rest of page intentionally left blank.]

20

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

CGM TRUST,	CGM CAPITAL DEVELOPMENT FUND
on behalf of its series, CGM FOCUS FUND

By:		By:
	/s/ Jem Hudgins		/s/ Jem Hudgins

	Name: Jem Hudgins		Name: Jem Hudgins
	Title: Treasurer		Title: Treasurer

CAPITAL GROWTH MANAGEMENT L.P. , solely with respect to paragraph 10.2 hereof

By:
/s/ Robert L. Kemp

Name: Robert L. Kemp
Title: President of Kenbob, Inc.,
its general partner

21

Schedule 4.1

None.

Schedule 4.2

None.

23